CLEAN DIESEL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
300 ATLANTIC STREET, SUITE 702, STAMFORD, CT 06901-2522 TEL: (203) 327-7050
FAX: (203) 323-0461


          NEWS RELEASE FOR APRIL 3, 2007 AT 2:30 AM EST AND 7:30 AM GMT
          -------------------------------------------------------------

                         CLEAN DIESEL TECHNOLOGIES, INC.
                REPORTS FOURTH QUARTER AND YEAR END 2006 RESULTS

Stamford, CT...Clean Diesel Technologies, Inc. ("Clean Diesel Technologies" or the "Company") (OTC-BB: CDTI, AIM: CDT/CDTS & XETRA: CDI), a developer of technological solutions to reduce harmful engine emissions, today announced its results for the fourth quarter and year ended December 31, 2006.

Clean Diesel Technologies reported total revenue increased 38.3% ($311,000) in 2006 to $1,123,000 compared to $812,000 in 2005. The 2006 increase in revenue was due to additive revenue, license and royalty revenue and consulting projects completed in 2006. Revenue for the fourth quarter of 2006 increased 26.9% to $236,000 compared to $186,000 in the fourth quarter of 2005. The increase in revenue in the fourth quarter of 2006 was primarily attributable to additive and hardware revenue. Net loss for the year ended December 31, 2006 was $5,384,000, or $0.21 loss per share, compared to the 2005 net loss of $5,426,000, or $0.30 loss per share. Net loss for the fourth quarter of 2006 was $1,496,000, or $0.06 loss per share, as compared to the fourth quarter of 2005 net loss of $1,460,000, or $0.07 loss per share.

The Company's total operating costs and expenses for the year ended December 31, 2006 were $6,681,000 compared to $6,043,000 in 2005, an increase of $638,000, or
10.6%, and included $304,000 of non-cash charges for the fair value of stock options granted (in accordance with SFAS No. 123R which the Company adopted in January 2006). Excluding the stock option charge, the total operating costs and expenses increased 5.5% in relation to the prior year. Also included in 2006 operating costs and expenses are severance charges of $357,475 (due to the departure of the Company's former president and chief operating officer who had been released from employment in January 2006) and the full year effect of the Company's executive vice president, North American operations and chief technology officer who was hired in August 2005.

Commenting on the results, Dr. Bernhard Steiner, President and CEO, said: "2006 was a significant year for Clean Diesel Technologies' development with a strong focus on moving the sales and marketing activities forward, a key component of which was expanding our distribution partners in North and South America, Europe and Asia. The net loss from operations reflects this increased investment in sales and marketing. Clean Diesel Technologies finished the year with $5.3 million in cash and the expectation of collecting another $4.3 million (net of expenses) from subscriptions. I am pleased that we successfully completed a private placement in December 2006. For that, we are grateful to our supportive stockholders."

Dr. Steiner continued, "The combination of increasingly stringent legislation and expanding financial incentives in the global emissions market, underpinned by strengthening demand for environmental best practice and dramatic cuts in greenhouse gas emissions, is expected to drive the market in 2007 and throughout the rest of the decade. The escalating need for clean air and energy efficiency provides significant opportunities for Clean Diesel Technologies' existing range of products and solutions also for its future innovations."

"Our expanded distribution network, additional patents, technology developments and investment in sales and marketing should all provide the Company with enhanced revenue opportunities in 2007 and beyond. We are now well positioned for the next stage of growth and look forward to 2007 with confidence."


Clean Diesel Technologies, Inc. is a clean energy and environmental technology company supplying proprietary pollution control systems technologies to reduce harmful emissions from internal combustion engines while improving fuel economy, resulting in "cleaner air" and reduced "greenhouse gas" emissions. The Company has four main technology areas: Platinum Plus(R) fuel-borne catalysts for emission control and fuel economy improvement in diesel engines; ARIS(R) selective catalytic reduction (SCR) technology for control of nitrogen oxide
(NOx) emissions from diesel engines; catalyzed wire mesh diesel particulate filters to reduce particulate matter and other regulated engine emissions; and biofuels technology, which includes the low emission Biodiesel Plus(TM) formula. For additional information, you may review our Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

About  Clean  Diesel  Technologies,  Inc.
-----------------------------------------
Clean Diesel Technologies, Inc. and its UK Branch office, Clean Diesel International LLC, is a developer of technological solutions to reduce harmful engine emissions. Clean Diesel Technologies has patented products that reduce emissions from combustion engines while simultaneously improving fuel economy and power. Products include Platinum Plus(R) fuel-borne catalysts (FBC), the Platinum Plus Purifier System, catalyzed wire mesh diesel particulate filter technologies and the ARIS(R) injection systems for selective catalytic reduction of NOx. Platinum Plus and ARIS are registered trademarks of Clean Diesel Technologies, Inc. For more information, visit CDT at www.cdti.com or contact
                                                         ------------
the  Company  directly.


Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known or unknown risks, including those detailed in the Company's filings with the US Securities and Exchange Commission, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

                               -- Tables Follow --

CLEAN DIESEL TECHNOLOGIES, INC.
STATEMENT  OF  OPERATIONS

(in thousands, except per share data)
                                             THREE MONTHS ENDED        YEARS ENDED
                                                DECEMBER 31,           DECEMBER 31,
                                          ----------------------  ----------------------
                                             2006        2005        2006        2005
                                          ----------  ----------  ----------  ----------
REVENUE:
Additive revenue                          $     134   $     128   $     591   $     411
Hardware revenue                                 78          35         269         349
License and royalty revenue                      24          23          74          47
Consulting and other                              -           -         189           5
                                          ----------  ----------  ----------  ----------
Total revenue                                   236         186       1,123         812

COSTS AND EXPENSES:
Cost of revenue                                 180          99         658         471
General and administrative                    1,405       1,328       5,278       4,963
Research and development                         63          69         510         439
  Patent amortization and other expense          89          45         235         170
                                          ----------  ----------  ----------  ----------

LOSS FROM OPERATIONS                         (1,501)     (1,355)     (5,558)     (5,231)
Foreign currency exchange gain (loss)             3        (115)        104        (221)
Interest income                                   2          10          58          26
Other                                             -           -          12           -
                                          ----------  ----------  ----------  ----------
NET INCOME (LOSS)                         $  (1,496)  $  (1,460)  $  (5,384)  $  (5,426)
                                          ----------  ----------  ----------  ----------

Basic and diluted loss per common share   $   (0.06)  $   (0.07)  $   (0.21)  $   (0.30)
                                          ----------  ----------  ----------  ----------

Basic and diluted weighted-average
  number of common shares outstanding        26,276      22,027      26,059      18,389

CLEAN DIESEL TECHNOLOGIES, INC.
CONSOLIDATED  BALANCE  SHEETS

(in thousands, except share data)

                                                                     DECEMBER 31,
                                                                ----------------------
                                                                   2006        2005
                                                                ----------  ----------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                       $   5,314   $   4,513
Accounts receivable, net of allowance of
  $34 and $11, respectively                                           100         125
Inventories, net                                                      365         285
Other current assets                                                   96          94
Subscription receivable, net                                        2,412         488
                                                                ----------  ----------

  Total current assets                                              8,287       5,505
Patents, net                                                          603         567
Fixed assets, net of accumulated depreciation of
  $350 and $259, respectively                                          91         175
Other assets                                                           37          27
                                                                ----------  ----------

Total assets                                                    $   9,018   $   6,274
                                                                ----------  ----------

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable                                                $      30   $     170
Accrued expenses                                                      740         317
Deferred revenue                                                        -           9
                                                                ----------  ----------
  Total current liabilities                                         1,070         496

Commitments

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05 per share,
  authorized 100,000; no shares issued and outstanding                  -           -
Common stock, par value $0.05 per share:
  authorized 45,000,000 and 30,000,000 shares,
    respectively; issued and outstanding 29,822,468 and
    25,369,358 shares, respectively                                 1,491       1,269
  subscribed and to be issued 3,339,994 and 705,113
    shares, respectively                                              167          35
Additional paid-in capital, net of subscriptions receivable of
  $1,901 at December 31, 2006                                      51,263      44,067
Accumulated other comprehensive income                                  4           -
Accumulated deficit                                               (44,977)    (39,593)
                                                                ----------  ----------

  Total stockholders' equity                                        7,948       5,778
                                                                ----------  ----------

  Total liabilities and stockholders' equity                    $   9,018   $   6,274
                                                                ----------  ----------

CLEAN DIESEL TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW

(in thousands)

                                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                                         ----------------------------------
                                                                            2006        2005        2004
                                                                         ----------  ----------  ----------
Operating activities
Net loss                                                                 $  (5,384)  $  (5,426)  $  (4,143)
Adjustments to reconcile net loss to cash used in operating activities:
  Depreciation and amortization                                                138         163         132
  Provision for inventory                                                       27          43           -
  Provision for doubtful accounts, net                                          23          12           -
  Compensation expense for stock options                                       304           -          88
  Loss on disposition/abandonment of fixed assets/patents                       23          33          19
Changes in operating assets and liabilities:
  Accounts receivable                                                            2           7         (40)
  Inventories                                                                 (107)         59         (76)
  Other current assets and other assets                                        (12)        (23)         (7)
  Deferred compensation and pension benefits                                     -           -        (306)
  Accounts payable and accrued expense                                         678         167          21
  Deferred revenue                                                              (9)          9           -
                                                                         ----------  ----------  ----------
    Net cash used for operating activities                                  (4,317)     (4,956)     (4,312)
                                                                         ----------  ----------  ----------
Investing activities
Patent costs                                                                   (94)       (235)       (186)
Purchase of fixed assets                                                       (20)        (85)       (164)
                                                                         ----------  ----------  ----------
    Net cash used for investing activities                                    (114)       (320)       (350)
                                                                         ----------  ----------  ----------
Financing activities
Proceeds from issuance of common stock, net                                  5,214       5,522       2,408
Proceeds from exercise of stock options                                         14           2           1
Proceeds from broker fee credit                                                  -           -           3
                                                                         ----------------------------------
    Net cash provided by financing activities                                5,228       5,524       2,412
                                                                         ----------  ----------  ----------
Effect of exchange rate changes on cash                                          4           -           -
Net increase (decrease) in cash and cash equivalents                     $     801   $     248   $  (2,250)
Cash and cash equivalents at beginning of the year                           4,513       4,265       6,515
                                                                         ----------  ----------  ----------

Cash and cash equivalents at end of the year                             $   5,314   $   4,513   $   4,265
                                                                         ----------  ----------  ----------

Supplemental non-cash activities:
  Common stock subscribed, net                                           $   4,313   $     488   $       -
  Payment of accrued directors' fees in common stock                            94          70          57
  Stock issued as payment for deferred compensation                              -           -         135

FOR  FURTHER  INFORMATION:

CLEAN DIESEL TECHNOLOGIES, INC                    http://www.cdti.com
Dr. Bernhard Steiner, CEO & President             -------------------
Email: bsteiner@cdti.com                          300 Atlantic Street, Suite 702
       -----------------                          Stamford, CT 06901-3522
Ann Ruple, CFO & Vice President Administration    Tel: +1 (203) 327-7050
Email: aruple@cdti.com
       ---------------

J. M. FINN & CO. LTD                              www.jmfinn.com
Matthew Robinson                                  --------------
matthew.robinson@jmfinn.com                       Tel: +44 (0) 207 628 9688
---------------------------

MEDIA / INVESTOR  ENQUIRIES:
ABCHURCH COMMUNICATIONS                           www.abchurch-group.com
Heather Salmond / Justin Heat                     ----------------------
Email: heather.salmond@abchurch-group.com         100 Cannon Street, London
       ----------------------------------         EC4N 6EU
Email: justin.heath@abchurch-group.com            Tel: +44 (0) 20 7398 7700
       -------------------------------


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